Exhibit 99.1

     Sapient Reports Preliminary Third Quarter Financial Results

            Quarterly revenues increase 33% year over year


    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Jan. 10, 2007--Sapient (NASDAQ:
SAPE) today announced its preliminary financial results for the third quarter ended September 30, 2006. These results are preliminary because they do not include adjustments in connection with the company's ongoing efforts to restate certain historical financial statements following the internal review of its historical stock-based compensation practices. The company's third quarter financial results will continue to be preliminary and subject to change, including changes in estimates, until Sapient files its Quarterly Report on Form 10-Q for the third quarter of 2006.

    Preliminary Financial Results

    For the third quarter of 2006, Sapient reported service revenues of $107 million, an increase of 33% year over year and 10% sequentially. For the nine months ended September 30, 2006, Sapient reported service revenues of $292 million, up 27% year over year.

    On a non-GAAP basis (excluding stock-based compensation expense, restructuring and other related expense, amortization of acquisition intangibles and $4.5 million of expense for outside services relating to the stock-based compensation review and restatement), Sapient reported income from operations of $7.1 million, or 6.6% of service revenues, for the third quarter. This compares to non-GAAP income from operations of $7.4 million, or 9.2% of service revenues, for the third quarter of 2005. On a GAAP basis, Sapient reported a third quarter loss from operations of $1.2 million, compared to income from operations of $6.2 million in the third quarter of 2005.

    Non-GAAP diluted income per share for the third quarter was $0.07, compared to $0.06 a year ago. On a GAAP basis, diluted income per share for the quarter was $0.00, compared to $0.05 a year ago.

    The results for the quarter include an additional bonus accrual of $1.5 million, or $0.01 per share, during the third quarter of 2006 to recognize people's contributions to the company's performance. This accrual is reflected in both GAAP and non-GAAP income and income per share.

    "We are pleased with our strong revenue growth in the third quarter," said Alan J. Herrick, Sapient's chief executive officer and president. "Our North America and Europe businesses performed well, with sequential growth of 8% and 17% respectively. We are seeing consistently strong demand for services across our portfolio, and we are particularly encouraged by our growing business and pipeline in marketing services, ecommerce and web-related work, which now represent an increasingly significant part of our business."

    The company's cash flow from operations was $14.3 million in the third quarter of 2006, compared to a negative cash flow from operations of $5.2 million in the third quarter of 2005. Cash, cash equivalents and marketable securities totaled $105.6 million at September 30, 2006. Days sales outstanding was 82 days, compared to 91 days in the third quarter of 2005.

    Further details on Sapient's preliminary reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial schedules that are part of this release.

    Financial Outlook

    Sapient management provided the following financial guidance for the fourth quarter ended December 31, 2006:

    --  Service revenues are expected to be in excess of $110 million.

    -- Operating margins (both GAAP and non-GAAP) are expected to improve over the third quarter of 2006.

    -- Expenses for outside services related to the stock-based compensation review and restatement are expected to be approximately $3.6 million for the quarter.

    Update on Second Quarter 2006 Preliminary Results

    As the company indicated on August 8, 2006, when it reported preliminary results for the second quarter ended June 30, 2006, those results remain subject to change, including changes in estimates. Subsequent to its August report, the company recorded a decrease of $1.4M in revenue for the second quarter, primarily as a result of changes in estimates. Operating expenses increased by $0.2 million for the same period, due to a $0.4 million increase in general and administrative expenses, partially offset by a $0.2 million decrease related to a change in estimate of restructuring charges. A change in estimate of the company's 2006 effective income tax rate led to a $0.8M increase in the second quarter's tax provision. As a result of these changes, income from continuing operations decreased by $2.5 million, or $0.02 per basic and diluted share, from the preliminary second quarter results announced on August 8, 2006.

    Updated preliminary results for the second quarter of 2006 are included in the financial schedules that are part of this release.

    Update on Stock-Based Compensation Review and Restatement

    As previously announced, based on the results of its stock-based compensation review, the company will need to restate certain of its historical financial statements to record non-cash charges for compensation expense relating to past stock option grants. Accordingly, the company also announced that all financial statements, earnings, prior press releases and similar communications issued by it relating to periods beginning January 1, 1997 should not be relied upon.

    The company is evaluating the impact of this matter on its internal controls and is working diligently to determine the amount of these charges and resulting tax and accounting impact and to complete its assessment of materiality for each prior period to determine what periods require restatement. The company plans to complete this process as soon as possible, but does not yet know when the restatement will be completed. The restatement is not expected to affect either the company's reported revenues or cash position, although the company expects to incur some future cash expenses associated with the restatement, including potential tax-related and other payments.

    Webcast and Conference Call

    Sapient will host a discussion of its third quarter results in a conference call today at 5:00 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/about+us/investors.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. To listen to the call live, please dial 866-362-4666 (inside the U.S.) or 617-597-5313 (outside the U.S.) and enter passcode 26864047 when prompted. A re-broadcast of the call will be available from today at 7:00 p.m. (ET) through January 17 at 11:59 p.m. (ET) by dialing 888-286-8010 (within the U.S.) or 617-801-6888
(outside the U.S.) and entering passcode 84543827 when prompted.

    Adjusted (Non-GAAP) Financial Measures

    Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes the measures help illustrate underlying trends in the company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, in managing the company's business and evaluating its performance. The company anticipates that it will continue reporting both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results excluding stock-based compensation expense, restructuring and other related expense, amortization of acquisition intangibles and expense relating to outside services in connection with the stock-based compensation review and restatement efforts.

    Forward-Looking Statements

    This press release contains forward-looking statements that involve a number of risks and uncertainties. There are a number of factors that could cause actual events to differ materially from those indicated. Such factors include, without limitation, the company's expected restatement of historical financial statements, the assessment of materiality for each prior period, the anticipated amount of non-cash charges for compensation expense relating to past stock option grants and the resulting tax and accounting impact on the prior periods that require restatement, the continued acceptance of the company's services, the company's ability to accurately set fees for and timely complete its current and future client projects, its ability to successfully manage risks associated with its international operations, its ability to manage its growth and projects effectively, and its ability to continue to attract and retain high quality employees, as well as other factors set forth in the company's most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

    About Sapient

    Sapient helps clients innovate their businesses in the areas of marketing, business operations, and technology. Leveraging a unique approach, breakthrough thinking, and disciplined execution, Sapient leads its industry in delivering the right business results on time and on budget. Sapient works with clients that are driven to make a difference, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, National Institutes of Health (NIH), Sony Electronics, the U.S. Marine Corps, and Verizon.

    Founded in 1990, Sapient is headquartered in Cambridge, Massachusetts, and operates across North America, Europe, and India. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.

    To view the financial schedules that are part of this release, click here.


                         Sapient Corporation
    Consolidated Unaudited Condensed Balance Sheets (Preliminary)


                                                September   December
                                                 30, 2006    31, 2005
                                                ----------  ---------
                                                   (In thousands)

                     ASSETS

 Current assets:
   Cash and cash equivalents                     $ 50,954   $ 69,948
   Marketable securities                           54,647     86,288
   Restricted cash, current portion                 1,041        319
   Accounts receivable, less allowance for
    doubtful accounts of $2,540 and $889 at
    September 30, 2006 and December 31, 2005,
    respectively                                   88,304     60,062
   Unbilled revenues                               32,443     16,849
   Prepaid expenses and other current assets       14,374     10,483
                                                ----------  ---------
     Total current assets                         241,763    243,949

 Restricted cash, net of current portion            1,304      1,217
 Property and equipment, net                       24,014     20,561
 Purchased intangible assets, net                   8,392      2,940
 Goodwill                                          38,929     11,770
 Other assets                                       9,194      5,746
                                                ----------  ---------

     Total assets                                $323,596   $286,183
                                                ==========  =========

 LIABILITIES, REDEEMABLE COMMON STOCK AND
  STOCKHOLDERS' EQUITY

 Current liabilities:
   Accounts payable                              $ 10,997   $  5,396
   Accrued compensation                            27,238     24,403
   Accrued restructuring costs, current portion     3,952      6,565
   Deferred revenues                               15,951      5,537
   Other accrued liabilities                       36,091     21,264
                                                ----------  ---------
     Total current liabilities                     94,229     63,165
 Accrued restructuring costs, net of current
  portion                                          12,248     15,010
 Deferred revenues                                    922      1,154
 Other long-term liabilities                        5,421      3,548
                                                ----------  ---------
     Total liabilities                            112,820     82,877

 Redeemable common stock                              480        671

 Stockholders' equity                             210,296    202,635
                                                ----------  ---------

     Total liabilities, redeemable common stock
      and stockholders' equity                   $323,596   $286,183
                                                ==========  =========


                         Sapient Corporation
    Consolidated Unaudited Statements of Operations (Preliminary)

                                                              Three
                                                             Months
                     Three Months Ended  Nine Months Ended     Ended
                        September 30,       September 30,    June 30,
                     ---------------------------------------
                                                              2006
                       2006     2005      2006      2005     (Updated)
                     --------- -------- --------- --------- ----------
                         (In thousands, except per share amounts)

 Revenues:
   Service revenues  $107,294  $80,537  $292,351  $230,629    $97,584
   Reimbursable
    expenses            4,193    3,722    10,515     9,748      3,353
                     --------- -------- --------- --------- ----------
     Total revenues   111,487   84,259   302,866   240,377    100,937
                     --------- -------- --------- --------- ----------
 Operating expenses:
   Project personnel
    expenses           71,597   50,235   195,276   138,484     65,935
   Reimbursable
    expenses            4,193    3,722    10,515     9,748      3,353
                     --------- -------- --------- --------- ----------
     Total project
      personnel
      expenses and
      reimbursable
      expenses         75,790   53,957   205,791   148,232     69,288
   Selling and
    marketing
    expenses            5,469    2,926    16,884    10,142      4,657
   General and
    administrative
    expenses           30,268   20,840    78,461    62,297     24,826
   Restructuring and
    other related
    charges               288        -     1,522     5,250        430
   Amortization of
    intangible
    assets                841      381     2,722       722        844

                     --------- -------- --------- --------- ----------
     Total operating
      expenses        112,656   78,104   305,380   226,643    100,045
                     --------- -------- --------- --------- ----------

 (Loss) income from
  operations           (1,169)   6,155    (2,514)   13,734        892

 Interest and other
  income                1,188    1,073     4,721     3,421      2,149
                     --------- -------- --------- --------- ----------
 Income from
  continuing
  operations before
  income taxes,
  discontinued
  operations and
  cumulative effect
  of accounting
  change                   19    7,228     2,207    17,155      3,041
 (Benefit from)
  provision for
  income taxes            (81)     943     1,524     2,269      1,774
                     --------- -------- --------- --------- ----------
 Income from
  continuing
  operations before
  discontinued
  operations and
  cumulative effect
  of accounting
  change                  100    6,285       683    14,886      1,267
 Income (loss) from
  discontinued
  operations                -       25      (433)      339        (65)
 Gain on disposal of
  discontinued
  operations (net of
  tax)                      -        -     4,834         -      4,834
                     --------- -------- --------- --------- ----------

 Income before
  cumulative effect
  of accounting
  change                  100    6,310     5,084    15,225      6,036
 Cumulative effect
  of accounting
  change                    -        -       154         -          -
                     --------- -------- --------- --------- ----------

     Net income          $100   $6,310    $5,238   $15,225     $6,036
                     ========= ======== ========= ========= ==========

 Basic income per
  share from
  continuing
  operations            $0.00    $0.05     $0.01     $0.12      $0.01
                     ========= ======== ========= ========= ==========
 Diluted income per
  share from
  continuing
  operations            $0.00    $0.05     $0.01     $0.11      $0.01
                     ========= ======== ========= ========= ==========
 Basic net income
  per share             $0.00    $0.05     $0.04     $0.12      $0.05
                     ========= ======== ========= ========= ==========
 Diluted net income
  per share             $0.00    $0.05     $0.04     $0.12      $0.05
                     ========= ======== ========= ========= ==========

 Weighted average
  common shares       123,051  125,361   123,861   124,660    124,373
 Weighted average
  dilutive common
  share equivalents     2,181    4,631     1,608     5,033      2,692
                     --------- -------- --------- --------- ----------
 Weighted average
  common shares and
  dilutive common
  share equivalents   125,232  129,992   125,469   129,693    127,065
                     ========= ======== ========= ========= ==========

 Amounts reported as "preliminary" for the second quarter ended June
  30, 2006 have been updated for known changes.

 Also, reclassifications, none of which affected net income, were made to prior period amounts in order to conform to the current period's presentation.


                         Sapient Corporation
    Consolidated Unaudited Statements of Cash Flows (Preliminary)


                               Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                   2006      2005      2006      2005
                               --------- --------- --------- ---------
                                           (In thousands)
 Cash flows from operating
  activities:
  Net income                   $    100  $  6,310  $  5,238  $ 15,225
  Adjustments to reconcile net
   income to net cash (used in)
   provided by operating
   activities:
     Loss recognized on
      disposition of fixed
      assets                          -        49        84        50
    Depreciation                  2,672     1,661     7,568     4,452
    Amortization of purchased
     intangible assets              841       381     2,722       722
    Deferred income taxes             -         -       958       188
    Provision for (recovery of)
     allowance for doubtful
     accounts, net                  285       110     1,664      (499)
    Stock-based compensation
     expense                      2,655       873     8,013       917
    Gain on disposal of
     discontinued operations          -         -    (4,834)        -
    Cumulative effect of
     accounting change                -         -      (154)        -
    Changes in operating assets
     and liabilities, net of
     acquisitions and
     disposition:                               -
      Restricted cash              (720)    2,680      (729)    4,870
      Accounts receivable         8,844   (14,049)  (20,216)  (11,191)
      Unbilled revenues          (2,136)   (5,297)  (14,798)  (13,191)
      Prepaid expenses and
       other current assets      (3,181)    1,766    (1,490)   (2,816)
      Other assets                  (16)       73    (3,158)       78
      Accounts payable            3,269    (1,830)    1,242      (944)
      Accrued compensation        5,602     4,312     1,521     5,355
      Accrued restructuring
       costs                     (1,843)   (2,236)   (5,285)   (2,365)
      Deferred revenues          (2,768)    1,002     3,897    (3,684)
      Other accrued liabilities     621      (565)   10,825    (1,304)
      Other long-term
       liabilities                   80      (418)      683       967
                               --------- --------- --------- ---------

    Net cash provided by (used
     in) operating activities    14,305    (5,178)   (6,249)   (3,170)
                               --------- --------- --------- ---------
 Cash flows from investing
  activities:
  Cash paid for acquisitions,
   including transaction costs,
   net of cash received            (991)        -   (27,655)  (13,334)
  Cash received for sale of
   discontinued operations,
   net, and payment to
   minority stockholders              -         -     5,142         -
  Purchases of property and
   equipment and cost of
   internally developed
   software                      (2,982)   (2,114)   (9,060)  (11,301)
  Sales and maturities of
   marketable securities         31,110     9,269   114,411    48,811
  Purchases of marketable
   securities                   (37,666)   (2,819)  (82,157)  (38,778)
                               --------- --------- --------- ---------

   Net cash (used in) provided
    by investing activities     (10,529)    4,336       681   (14,602)
                               --------- --------- --------- ---------
 Cash flows from financing
  activities:
  Principal payments under
   capital lease obligation         (72)        -      (190)        -
  Proceeds from stock option
   and purchase plans               358     1,908     4,881     5,119
  Repurchases of common stock    (1,153)        -   (18,110)   (2,604)
                               --------- --------- --------- ---------

   Net cash (used in) provided
    by financing activities        (867)    1,908   (13,419)    2,515
                               --------- --------- --------- ---------
 Effect of exchange rate
  changes on cash and cash
  equivalents                       385      (452)       (7)     (668)
                               --------- --------- --------- ---------

 Increase (decrease) in cash
  and cash equivalents            3,294       614   (18,994)  (15,925)
 Cash and cash equivalents, at
  beginning of period            47,660    50,240    69,948    66,779
                               --------- --------- --------- ---------
 Cash and cash equivalents, at
  end of period                $ 50,954  $ 50,854  $ 50,954  $ 50,854
                               ========= ========= ========= =========

 Supplemental Cash Flow
  Information:
  Non-cash investing
   transaction:
   Issuance of common stock for
    acquisition                $      -  $      -  $  5,855  $  3,310
                               ========= ========= ========= =========
   Note receivable related to
    sale of HWT                $      -  $      -  $  1,350  $      -
                               ========= ========= ========= =========
   Contingent earn-out
    consideration associated
    with acquisition           $      -  $      -  $    991  $      -
                               ========= ========= ========= =========
   Amounts due to minority
    shareholders of
    discontinued operations    $      -  $      -  $    213  $      -
                               ========= ========= ========= =========


                          Sapient Corporation
 Unaudited Reconciliation of Non-GAAP Financial Measures (Preliminary)

                                                              Three
                                                              Months
                                                               Ended
                     Three Months Ended  Nine Months Ended
                        September 30,       September 30,    June 30,
                     ---------------------------------------
                                                              2006
                       2006     2005      2006      2005     (Updated)
                     --------- -------- --------- --------- ----------

                         (In thousands, except per share amounts)

 Service revenues    $107,294  $80,537  $292,351  $230,629    $97,584

 GAAP (loss) income
  from operations      (1,169)   6,155    (2,514)   13,734        892
  Stock-based
   compensation
   review and
   restatement
   expenses             4,462        -     4,462         -          -
  Stock-based
   compensation
   expense              2,655      873     8,013       917      2,540
  Restructuring and
   other related
   charges                288        -     1,522     5,250        430
  Amortization of
   acquisition
   intangibles            841      381     2,722       722        844
                     --------- -------- --------- --------- ----------
 Non-GAAP income
  from operations      $7,077   $7,409   $14,205   $20,623     $4,706
                     ========= ======== ========= ========= ==========

 GAAP operating
  margin                   -1%       8%       -1%        6%         1%
  Effect of
   adjustments
   detailed above           8%       1%        6%        3%         4%
                     --------- -------- --------- --------- ----------
 Non-GAAP operating
  margin                    7%       9%        5%        9%         5%
                     ========= ======== ========= ========= ==========

 ---------------------------------------------------------------------

 GAAP income from
  continuing
  operations before
  discontinued
  operations and
  cumulative
  effect of
   accounting change     $100   $6,285      $683   $14,886     $1,267
                     --------- -------- --------- --------- ----------

  Pre-tax
   adjustments:
   Operating
    expenses:
    Stock-based
     compensation
     review and
     restatement
     expenses           4,462        -     4,462         -          -
    Stock-based
     compensation
     expense            2,655      873     8,013       917      2,540
    Restructuring
     and other
     related expense      288        -     1,522     5,250        430
    Amortization of
     acquisition
     intangibles          841      381     2,722       722        844
                     --------- -------- --------- --------- ----------

  Total net
   adjustments          8,246    1,254    16,719     6,889      3,814
                     --------- -------- --------- --------- ----------

 Non-GAAP income
  from continuing
  operations before
  discontinued
  operations and
  cumulative effect
  of accounting
  change               $8,346   $7,539   $17,402   $21,775     $5,081
                     ========= ======== ========= ========= ==========

 ---------------------------------------------------------------------

 GAAP basic income
  per share from
  continuing
  operations            $0.00    $0.05     $0.01     $0.12      $0.01
  Effect of
   adjustments
   detailed above        0.07     0.01      0.13      0.05       0.03
                     --------- -------- --------- --------- ----------
 Non-GAAP basic
  income per share
  from continuing
  operations            $0.07    $0.06     $0.14     $0.17      $0.04
                     ========= ======== ========= ========= ==========

 GAAP weighted
  average common
  shares              123,051  125,361   123,861   124,660    124,373
                     ========= ======== ========= ========= ==========
 Non-GAAP weighted
  average common
  shares              123,051  125,361   123,861   124,660    124,373
                     ========= ======== ========= ========= ==========


 GAAP diluted income
  per share from
  continuing
  operations            $0.00    $0.05     $0.01     $0.11      $0.01
  Effect of
   adjustments noted
   above and change
   in dilution noted
   below                 0.07     0.01      0.13      0.06       0.03
                     --------- -------- --------- --------- ----------
 Non-GAAP diluted
  income per share
  from continuing
  operations            $0.07    $0.06     $0.14     $0.17      $0.04
                     ========= ======== ========= ========= ==========

 GAAP weighted
  average common
  shares and
  dilutive common
  share equivalents   125,232  129,992   125,469   129,693    127,065
                     ========= ======== ========= ========= ==========
 Non-GAAP weighted
  average common
  shares and
  dilutive common
  share equivalents   125,232  129,992   125,469   129,693    127,065
                     ========= ======== ========= ========= ==========

 ---------------------------------------------------------------------

 Amounts reported as "preliminary" for the second quarter ended June
  30, 2006 have been updated for known changes.

 Also, reclassifications, none of which affected net income, were made to prior period amounts in order to conform to the current period's presentation.


    CONTACT: Media
             Cubitt Jacobs & Prosek
             Eric Blinderman, 203-378-1152 x131
             eric@cjpcom.com
             or
             Investor
             Sapient
             Noelle Faris, 617-374-3682
             nfaris@sapient.com